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                                                                    EXHIBIT 21.1


                                 Exhibit 21.1

                          Subsidiaries of Registrant
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
Renaissance Mental Health Center, Inc.                  AMS Green Tree, Inc.
GCI Springdale Village, Inc.                            GCI Faith Nursing Home, Inc.
American-Cal Medical Services, Inc.                     GCI Village Green, Inc.
GCI East Valley Medical & Rehabilitation                GCI Prince George, Inc.
  Center, Inc.
HMI Convalescent Care, Inc.                             GCI Palm Court, Inc.
GranCare Nursing Services and Hospice, Inc.             GCI Jolley Acres, Inc.
GCI-Cal Health Care Centers, Inc.                       GCI Realty, Inc.
GranCare Home Health Services, Inc.                     GranCare South Carolina, Inc.
Coordinated Home Health Services, Inc.                  GCI Rehab, Inc.
GCI Family Nursing Home and Rehabilitation              AMS Properties, Inc.
  Center, Inc.
Cornerstone Health Management Company                   GCI Health Care Centers, Inc.
GCI Ashland Health Care Center, Inc.                    Cambridge Bedford, Inc.
Professional Health Care Management, Inc.               GCI Bella Vita, Inc.
GCI Valley Manor Health Care Center, Inc.               GCI Colter Village, Inc.
GCI Hillside Health Care Center, Inc.                   GCI Camelia Care Center, Inc.
GCI Wisconsin Properties, Inc.                          GC Services, Inc.
GCI North Shore Health Care Center, Inc.                GCI Indemnity, Inc.
International Health Care Management, Inc.              GCI-Cal Therapies, Inc.
Middlebelt-Hope Nursing Home, Inc.                      HostMasters, Inc.
Nightingale East Nursing Center, Inc.                   GCI Therapies, Inc.
St. Anthony Nursing Home, Inc.                          International X-Ray, Inc.
EH Acquisition Corp., Inc.                              Heritage of Louisiana, Inc.
EH Acquisition Corp. II, Inc.                           Madonna Nursing Center, Inc.
EH Acquisition Corp. III, Inc.                          Cambridge East, Inc.
Evergreen Health Care, Inc.                             Cambridge North, Inc.
National Heritage Realty, Inc.                          Cambridge South, Inc.
Omega/Indiana Care Corporation                          Crestmont Health Center, Inc.
Clintonaire Nursing Home, Inc.                          Heritage Nursing Home, Inc.
Frenchtown Nursing Home, Inc.                           GranCare Trading, Inc.
Middlebelt Nursing Home, Inc.                           GranCare GPO Services, Inc.
GCI Simi-Valley Health Care Center, Inc.                Stone Creek Management Co., Inc.
Evergreen Health Care Ltd.

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